Exhibit 16

November 28, 2006

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Global ePoint, Inc.
File No. 001-15775

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Global ePoint, Inc. for the event that occurred on November 20, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

HASKELL & WHITE LLP

16485 LAGUNA CANYON ROAD THIRD FLOOR, IRVINE, CA 92618 949.450.6200 FAX 949.753.1224 www.hwcpa.com